SPIEGEL ACCOUNTANCY CORP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby provide our consent, dated February 26, 2018, to the incorporation by reference in this Report on the Form 1-A registration of Oi2Go Media Technologies, Inc. for the initial period July 31, 2017 of our report dated October 7, 2017 included in its Registration Statement on Form 1-A relating to the balance sheet for the initial period July 31, 2017, listed in the accompanying index.

Spiegel Accountancy Corp.

Spiegel Accountancy Corp
Pleasant Hill, California

February 26, 2018